Bush & Associates CPA

To Whom it May Concern:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 Amendment 1 (file nos. 333-280980) of our report dated June 14, 2024, relating to the financial statements of Trio Petroleum Corp. appearing in the entity's Annual Report on Form 10-K for the year ended October 31, 2023 and 2022.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Very truly yours,

Bush & Associates CPA LLC (PCAOB 6797
Henderson, Nevada
August 16, 2024